INVESTMENT SUBADVISORY AGREEMENT

         AGREEMENT, dated as of August __, 2001, by and between SAFECO Asset Management Company, a Washington corporation (the "Adviser"), and Dresdner RCM Global Investors LLC, a limited liability company organized under the laws of the State of Delaware ("Subadviser").

         WHEREAS, the Adviser has entered into an Investment Management Agreement dated as of April 30, 1999 with SAFECO Common Stock Trust ("Trust") an investment company registered under the Investment Company Act of 1940, as amended ("Investment Company Act"), pursuant to which the Adviser is to act as investment manager to the Trust;

         WHEREAS, the SAFECO U.S. Growth Fund (Large Cap Select Mandate) and SAFECO Small Company Growth Fund (Small Cap Mandate) are each a series of the Trust (each a "Fund" or collectively, the "Funds");

         WHEREAS, the Board of Trustees of the Trust and the Adviser desire that the Adviser retain the Subadviser to render investment advisory and other services to the Funds in the manner and on the terms hereinafter set forth;

         WHEREAS, the Adviser has the authority under the Investment Management Agreement with the Trust to select subadvisers for the Funds; and

         WHEREAS, the Subadviser is willing to furnish such services to the Adviser and the Funds;

         NOW, THEREFORE, the Adviser and the Subadviser agree as follows:

1.       APPOINTMENT OF SUBADVISER

         The Adviser hereby appoints the Subadviser to act as an investment subadviser for the Funds in accordance with the terms and conditions of this Agreement. The Subadviser will be an independent contractor and will have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Trust or the Adviser except as expressly authorized in this Agreement or another writing by the Trust, the Adviser and the Subadviser.

2.       ACCEPTANCE OF APPOINTMENT

         The Subadviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided. However, unless otherwise agreed upon in writing, Subadviser will not accept contributions to the SAFECO Small Company Growth Fund (Small Cap Mandate) in the aggregate, of more than $750 Million.

         The assets of the Funds will be maintained in the custody of a custodian (who shall be identified by the Adviser in writing). Nothing contained herein shall be deemed to authorize Subadviser to take or receive physical possession of any cash or securities held in the Funds by the Custodian, it being intended that sole responsibility for safekeeping thereof (in such investments as Subadviser may direct) and the consummation of all such purchases, sales, deliveries, and investments made pursuant to Subadviser's direction shall rest upon the Custodian. The Adviser and the Trust shall not hold Subadviser responsible for any loss incurred by reason of any act or omission of the Custodian, and shall hold Subadviser harmless from any and all loss, damage, or liability from any such act or omission.

3.       SERVICES TO BE RENDERED BY THE SUBADVISER TO THE TRUST

         A. As investment subadviser to the Funds, the Subadviser will coordinate the investment and reinvestment of the assets of the Funds and determine the composition of the assets of the Funds.

         B. As part of the services it will provide hereunder, the Subadviser will:

                  (i) invest and reinvest in shares, stocks, bonds, notes, and other obligations or instruments of every description issued or incurred by governmental bodies, corporations, mutual funds, trusts, associations or firms, in trade acceptances and other commercial paper, and in loans and deposits at interest on call or on time, whether or not secured by collateral;

                  (ii) buy, sell, or exercise rights and warrants to subscribe for stock or securities;

                  (iii) take such other action, or to direct the Custodian to take such other action, as may be necessary or desirable to carry out the purpose and intent of the foregoing.

         C. In furnishing services hereunder, the Subadviser shall be subject to, and shall perform in accordance with the following: (i) the Trust's Agreement and Declaration of Trust, as the same may be hereafter modified and/or amended from time to time ("Trust Declaration"); (ii) the By-Laws of the Trust, as the same may be hereafter modified and/or amended from time to time ("By-Laws"); (iii) the currently effective Prospectus and Statement of Additional Information of the Trust filed with the SEC and delivered to the Subadviser, as the same may be hereafter modified, amended and/or supplemented ("Prospectus and SAI"); (iv) the Investment Company Act and the Investment Advisers Act of 1940 ("Advisers Act") and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Funds; and
(v) the written instructions of the Adviser. Prior to commencement of the Subadviser's services hereunder, the Adviser shall provide the Subadviser with current copies of the Trust Declaration, By-Laws, Prospectus and SAI, and other relevant policies and procedures that are adopted by the Board of Trustees. The Adviser undertakes to provide the Subadviser with copies or other written notice of any amendments, modifications or supplements to any such above-mentioned document.

         D. The Subadviser, at its expense, will furnish: (i) all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement; and
(ii) administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Subadviser's duties under this Agreement.

          E. Unless otherwise specified in writing to Subadviser by Adviser, all orders for the purchase and sale of securities for the Funds shall be placed in such markets and through such broker-dealers as in Subadviser's best judgment shall offer the most favorable price and market for the execution of each transaction. The Adviser understands and agrees that Subadviser may effect securities transactions which cause the account to pay an amount of commission in excess of the amount of commission another broker-dealer would have charged, provided, however, that Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by such broker-dealer, viewed in terms of either the specific transaction or Subadviser's overall responsibilities to the accounts for which Adviser exercises investment discretion. The Adviser also understands that the receipt and use of such services will not reduce Subadviser's customary and normal research activities.

         F. The Adviser and Trust agree not to hold Subadviser, and any of its officers, directors, and employees, liable, under any circumstances for any error arising out of an act or omission of any broker-dealer or agent selected by Subadviser in good faith and in a commercially reasonable manner. The U.S. Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any U.S. Federal and state securities laws; and

         G. Provided the investment objectives of the Funds are adhered to, Adviser agrees that Subadviser may aggregate sales and purchase orders of securities held in the Funds with similar orders being made simultaneously for other portfolios managed by Subadviser if, in Subadviser's reasonable judgment, such aggregation shall result in an overall economic benefit to the Funds, taking into consideration the advantageous selling or purchase price and brokerage commission. In accounting for such aggregated order, price and commission shall be averaged on a per bond or share basis daily. The Adviser acknowledges that Subadviser's determination of such economic benefit to the Funds is based on an evaluation that the Funds are benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions, or a combination of these and other factors.

         H. The Subadviser will, unless and until otherwise directed by the Adviser, vote proxies with respect to the Funds' securities and exercise rights in corporate actions or otherwise in accordance with the Subadviser's proxy voting guidelines. The Subadviser will provide to the Adviser and the Trust, upon request, a written report with respect to the voting of Proxies by Subadviser on behalf of the Funds. The Subadviser shall provide such additional reports to the Adviser and Trust concerning the voting of Proxies on behalf of the Funds as shall be reasonably requested by the Adviser. The Adviser and the Trust understand and agree that, notwithstanding such reporting, Subadviser neither solicits nor shall it accept direction from the Adviser and/or the Trust with respect to the voting of said Proxies.

4.       COMPENSATION OF SUBADVISER

         The Adviser will pay the Subadviser an Advisory fee with respect to the Funds as specified in Appendix A to this Agreement. Payments shall be made to the Subadviser with respect to each month during the term of this Agreement within 30 days after the end of such month; however, the Advisory fee will be calculated daily for the Funds based on the net assets of the Funds on each day and accrued on a daily basis.

5.       LIABILITY AND INDEMNIFICATION

         Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Adviser and the Trust agree not to hold Subadviser, and any of its officers, directors, and employees, liable, under any circumstances for any error (i) of judgment or other action taken or omitted by Subadviser in good faith exercise of its powers hereunder, excepting matters as to which it shall be finally adjudged to have been guilty of willful misconduct or gross negligence, or (ii) arising out of an act or omission of the Custodian, or of any broker-dealer or agent selected by Subadviser in the good faith and in a commercially reasonable manner. The U.S. federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any U.S. federal and state securities law.

6.       REPRESENTATIONS OF ADVISER

         The Adviser represents, warrants and agrees that:

         A. The Adviser has been duly authorized by the Board of Trustees and Stockholders of the Trust to delegate to the Subadviser the provision of investment services to the Funds as contemplated hereby.

         B. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Subadviser with a copy of such code of ethics.

         C. The Adviser is currently in compliance and shall at all times during the term of this Agreement continue to comply with the requirements imposed upon the Adviser by applicable law and regulations.

         D. The Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best of its knowledge has met, and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; and (iv) will promptly notify Subadviser of the occurrence of any event that would disqualify Adviser from serving as investment adviser of an investment company pursuant to
Section 9(a) of the Investment Company Act or otherwise. The Adviser will also promptly notify the Subadviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Funds, provided, however, that routine regulatory examinations shall not be required by this provision to be so reported.

7.       REPRESENTATIONS OF SUBADVISER

         The Subadviser represents, warrants and agrees as follows:

         A. The Subadviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best of its knowledge has met, and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; and (iv) will promptly notify Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment subadviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise. The Subadviser will also promptly notify the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Funds, provided, however, that routine regulatory examinations shall not be required by this provision to be so reported.

         B. The Subadviser has provided the Adviser and the Trust with a copy of its Form ADV, Part II, which as of the date of this Agreement is its Form ADV as most recently filed with the Securities and Exchange Commission and will furnish a copy of all amendments to the Adviser and the Trust at least annually.

8.       NON-EXCLUSIVITY

         The Adviser and the Trust understand and agree that Subadviser performs investment management services for various clients and that Subadviser may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of action taken with respect to the Funds, so long as it is Subadviser's policy, to the extent practical, to allocate investment opportunities to the Funds over a period of time on a fair and equitable basis relative to other clients; and that Subadviser shall have no obligation to purchase or sell for the Funds any security which Subadviser or its officers, directors, or employees, may purchase or sell for its or their own accounts or the account of any other client, if in the opinion of Subadviser such transaction or investment appears unsuitable, impractical, or undesirable for the Funds.

9.       DURATION OF AGREEMENT

         This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved: (i) by a vote of a majority of those trustees of the Trust who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding securities (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such shareholder approval requirement). This Agreement shall continue in force until August 1, 2003 and indefinitely thereafter, but only so long as the continuance after such period as to a Fund shall be specifically approved at least annually by vote of the majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such continuance or by vote of a majority of the outstanding voting securities of the Fund.

10.      TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to the Adviser and the Subadviser, or by the Adviser or Subadviser on sixty (60) days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in the Investment Company Act), or (ii) in the event the Investment Management Agreement between the Adviser and the Trust is assigned (as defined in the Investment Company Act) or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the party in breach cures such breach to the reasonable satisfaction of the party alleging the breach within thirty
(30) days after written notice setting forth in reasonable detail the matters comprising the breach.

11.      AMENDMENTS TO THE AGREEMENT

         Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended as to a Fund by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of such Fund (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to a Fund if a majority of the outstanding voting securities of such Fund votes to approve the amendment.

12.      ASSIGNMENT

         Any assignment (as that term is defined in the Investment Company Act) of the Agreement made by the Subadviser without the prior written consent of the Adviser and the Trust shall result in the automatic termination of this Agreement, as provided in Section 10 hereof. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of the Subadviser, except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder. The Subadviser agrees that it will notify the Adviser and the Trust of any material changes in its directors, officers or employees within a reasonable time thereafter.

13.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement of the parties with respect to the provision of investment advisory and other services to the Funds.

14.      HEADINGS

         The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

15.      SEVERABILITY

         Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

         Each of the individuals whose signature appears below represents and warrants that he or she has full authority to execute this Agreement on behalf of the party on whose behalf he or she has affixed his or her signature to this Agreement. Each party will deliver to the other such evidence of its authority with respect to this Agreement as the other party may reasonably request.



SAFECO ASSET MANAGEMENT COMPANY                DRESDNER RCM GLOBAL INVESTORS LLC



By:                                            By:
         ----------------------------             -----------------------------
         Name:                                    Name:
         Title:                                   Title:

                                   APPENDIX A
                                       TO
                        INVESTMENT SUBADVISORY AGREEMENT
                                      WITH
                        DRESDNER RCM GLOBAL INVESTORS LLC



                  FUND NAME                                  NET ASSETS                      ANNUAL ADVISORY FEE
                  ---------                                  ----------                      -------------------
U.S. Growth Fund                               $0-$100,000,000                                    .35 of 1%
                                               $100,000,001-$250,000,000                          .25 of 1%
                                               Over $250,000,001                                  .20 of 1%

Small Company Growth Fund                      $0-$50,000,000                                     .75 of 1%
                                               $50,000,001-$100,000,000                           .55 of 1%
                                               Over $100,000,001                                  .40 of 1%

